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                                                                EXHIBIT 23.6


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


        Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of TransCoastal Marine Services Inc. ("TCMS") in the Prospectus constituting a part of TCMS' Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act.


Dated: August 28, 1997
                                             /s/ DANIEL N. HARGETT, SR.
                                             ---------------------------------
                                             Daniel N. Hargett, Sr.